Exhibit 10.5

TRANSITION SERVICES AGREEMENT

by and between

D. E. Shaw & Co., L.P.

AND

DESRI Administrative Services, L.L.C.

Dated as of [ ● ]

TABLE OF CONTENTS

Article I	SERVICES		1
	1.1	Provision of Services	1
	1.2	Service Standards	3

Article II.	FEES AND PAYMENT		4
	2.1	Fees	4
	2.2	Payment Terms	4
	2.3	Taxes	5

Article III.	TERM AND TERMINATION		5
	3.1	Term	5
	3.2	Early Termination	5
	3.3	Termination for Default	6
	3.4	Effect of Termination	6

Article IV.	COOPERATION AND ACCESS		6
	4.1	Cooperation by Recipient	6
	4.2	Access to Premises and Systems	7
	4.3	Compliance with Third Party Vendor Agreements	7

Article V.	NO WARRANTIES; LIMITATIONS OF LIABILITY; INDEMNITY		7
	5.1	No Warranties	7
	5.2	Limitations of Liability	8
	5.3	Indemnification	9
	5.4	Notice	9

Article VI.	FORCE MAJEURE		10
	6.1	Force Majeure	10

Article VII.	CONFIDENTIALITY		10
	7.1	Confidentiality	10
	7.2	Government Order	11

Article VIII.	DISPUTE RESOLUTION		11
	8.1	Governing Law	11
	8.2	Escalation Process	12
	8.3	WAIVER OF JURY TRIAL	12

Article IX.	MISCELLANEOUS PROVISIONS		13
	9.1	Amendments and Waivers	13
	9.2	Cumulative Remedies	13
	9.3	Counterparts; Effectiveness	13
	9.4	Notices	13
	9.5	Entire Agreement	14
	9.6	Assignment, Successors and Assigns; No Third-Party Beneficiaries	14
	9.7	Severability	14
	9.8	Interpretation	15
	9.9	Defined Terms	15
	9.10	Expenses	15
	9.11	No Set-Off	15
	9.12	Conflict	15
	9.13	Relationship of the Parties	15
	9.14	Performance	15

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of [ ● ] (“Effective Date”), is made and entered into by and between D. E. Shaw & Co., L.P., a Delaware limited partnership (“Provider” or “DESCO”), DESRI Administrative Services, L.L.C., a Delaware limited liability company (“Recipient” or “DESRI”) and, with respect to Section 5.5 only, DESRI Inc., a Delaware corporation (“DESRI Parent”).  Provider, Recipient and, with respect to Section 5.5 only, DESRI Parent, are each referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Recipient’s business historically has operated as business unit within the D. E. Shaw group;

WHEREAS, in preparation for Recipient to operate independently of the D. E. Shaw group, Recipient and Provider have agreed to enter into this Agreement pursuant to which Provider shall provide to Recipient certain services on a transitional basis to allow Recipient the time to develop the capability to perform such services for itself or to outsource such services to a third-party service provider;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.
SERVICES

1.1          Provision of Services.

(a)          Scope of Services.  Subject to the terms and conditions of this Agreement, Provider shall provide, or cause to be provided, to Recipient the Services described on Annex I.   Notwithstanding any provision contained in this Agreement or in any Annex, Provider shall not be obligated to provide, and shall not be deemed to be providing, any legal, financial, accounting or tax advice to Recipient or any other person as part of or in connection with the Services or otherwise pursuant to this Agreement.  Provider may, in its sole discretion, engage or cause an Affiliate to engage one or more Provider Affiliates or third parties to provide some or all of the Services, provided that Provider shall remain responsible to ensure compliance by such Affiliate or third party, as applicable with all terms and conditions of this Agreement.

(b)          Additional Services.  At any time during the Agreement term, Recipient may by written notice request that Provider provide additional services hereunder (“Additional Services”), it being understood that Provider may in its sole discretion agree or decline to provide all or any of such requested Additional Services.  If Provider agrees to provide any such Additional Service, the Parties shall discuss in good faith the fees, duration and any other applicable terms therefor, and upon agreement with respect to all applicable terms (which shall be memorialized in a written amendment to this Agreement executed by both Parties), such Additional Service shall be added to Annex I and become a Service for all purposes under this Agreement.

(c)          Required Consents.  The Parties agree to cooperate in good faith and use commercially reasonable efforts to obtain any necessary third-party consents required to allow Provider to perform Services hereunder (“Consents”).  Recipient shall pay, or at Provider’s request, shall reimburse Provider for, the cost of obtaining the Consents and any fees or charges associated with the Consents, including any additional license, sublicense, access or transfer fees.  Recipient acknowledges that there can be no assurance that Provider will be able to obtain the Consents.  In the event that any Consents are not obtained, Provider will reasonably cooperate with Recipient to identify, and if commercially feasible, to implement, a work-around or other alternative arrangement for any affected Service, provided that (i) Provider shall act in good faith to attempt to implement such work-around or alternative arrangement in a manner that does not significantly adversely affect Provider’s compliance with the Service Standards, (ii) Recipient shall be responsible for all fees and costs associated with any such work-around or alternative arrangement, and (iii) Recipient acknowledges that any such work-around or alternative arrangement may adversely affect Provider’s compliance with the Service Standards, and Provider shall not be liable for any breach of the Service Standards that results from the adoption of any such work-around or alternative arrangement.  If no commercially feasible alternative for a Service is available or capable of being reasonably implemented, Provider shall be relieved of its obligations to provide such Service.

(d)          Compliance with Law.

(i)          Notwithstanding anything herein to the contrary, Provider (x) shall not be required to provide any Service or perform any other obligation in connection with this Agreement if and to the extent that Provider’s external counsel reasonably determines that the provision of such Service or the performance of such obligation could violate any applicable law and (y) shall have the right to perform any action that, in its external counsel’s reasonable opinion, is necessary or appropriate to comply with applicable law.  If and to the extent permitted, Provider will reasonably cooperate with Recipient to identify, and if commercially feasible, to implement, a work-around or other alternative arrangement for the affected Service; provided that (i) Recipient shall be responsible for all fees and costs associated with any such work-around or alternative arrangement and (ii) Recipient acknowledges that any such work-around or alternative arrangement may adversely affect the Service Standards, and Provider shall not be liable for any breach of the Service Standards that results from the adoption of any such work-around or alternative arrangement.

(ii)          Provider assumes no responsibility for compliance by Recipient with any laws applicable to Recipient, and Recipient shall be responsible for securing any governmental or regulatory permits, consents, or approvals necessary to receive the Services.  Recipient shall not use the Services in a manner that would result in a violation of any applicable law, including by Provider or any of its Affiliates.

(e)          Governance.

(i)          Service and Project Managers.  Each Party will appoint a manager for each Service (each a “Service Manager”), who shall be responsible for managing the provision of such Service and who shall be the primary contact for any issues relating to that Service.  The Parties’ initial Service Managers for each Service are set forth in Annex I.  In addition, each Party will appoint a project manager, who shall oversee the Service Managers and ultimately be responsible for all day-to-day matters arising hereunder, and who shall be the primary contact for the other Party for any issues arising hereunder that are not covered or resolved by the Service Managers (each a “Project Manager”).  The Project Managers shall meet (in person, by telephone, or by mutually-agreed virtual meeting platform) at the reasonable request of either Project Manager, in order to ensure the provision of the Services in accordance with the terms hereof, as well as the orderly transition of those Services at the end of the applicable Service Term.  Each Party’s initial Project Manager, including contact information, is set forth on Annex II.  Each Party may change its designated Project Manager or any of its Service Managers at any time by providing notice in accordance with Section 9.4.

1.2          Service Standards.

(a)          Service Quality.  Provider shall perform all Services hereunder in a manner that is based on its past practice and substantially similar in all material respects to such Services (or analogous services) provided by or on behalf of Provider in the ordinary course of business with respect to Recipient’s business (the “Service Standards”).  For the avoidance of doubt, Provider shall be free to hire and terminate its personnel and its contractors in its sole and absolute discretion, and Provider shall be free to decide, in its sole and absolute discretion, which individuals will provide any Service.  Without limiting the foregoing, Provider shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment, hardware, intellectual property or software, except to the extent (A) such software is reasonably necessary for the performance or receipt of a Service and (B) Recipient agrees to solely bear the applicable cost and expense (subject to Recipient’s prior written approval); (iv) upgrade, update, improve, enhance, modify, add or delete any software, hardware, equipment, databases or interfaces, or provide any training, in connection with the Services; or (v) other than as a result of the growth of Recipient and its affiliates’ business (provided that, with respect to tax Services, such growth is not due to a material acquisition, merger or similar transaction, in each case, involving a business (as opposed to a project)), perform or to cause to be performed any Service in a manner that is materially more burdensome to Provider (with respect to service quality, service quantity, or allocation of personnel or resources) than such services (or analogous services) provided by or on behalf of Provider in the ordinary course of business with respect to the Recipient’s business during the 12-month period prior to the Effective Date.  For the avoidance of doubt, services provided by or on behalf of Provider relating to the separation of Recipient and any related spin-out and corporate reorganization transactions (including any potential public offerings) shall not be deemed to be services provided in the ordinary course of business for purposes of this Agreement (including the definition of “Service Standards” herein).

(b)          Modifications and Upgrades.  Notwithstanding anything to the contrary herein, Provider reserves the right to modify or upgrade the systems and processes used in support of the Services in a manner that does not materially affect the services provided, as changes are made to respond to the needs of Provider’s businesses or as a result of Provider’s existing or future agreements with third parties or contractors.  Provider agrees to notify Recipient of such changes as notification is presented to Provider’s other businesses.  To the extent such changes affect a Service, Provider shall have no obligation to continue to supply such Service using its former technology, but, for the avoidance of doubt, Provider’s obligation to provide such Service shall remain.

(c)          Maintenance.  Notwithstanding anything to the contrary in this Agreement, Provider shall have the right to shut down its facilities and systems used in providing the Services and in accordance with scheduled or non-scheduled maintenance windows, provided that such shut down is undertaken in a manner that is substantially consistent with any maintenance shutdowns generally taken by Provider in similar circumstances with respect to similar facilities and systems within Provider’s business and, with respect to any such facilities and systems that are not exclusively used by Recipient,  does not exclusively affect the use by Recipient (as compared to other users) of such facilities and systems.  Provider shall have no obligation to supply the Services during any maintenance period described in this Section 1.2(c) to the extent it is unable to do so as a result of such maintenance.

ARTICLE II.
FEES AND PAYMENT

2.1          Fees.  In consideration of the Services, Recipient shall pay to Provider the amounts set forth in Annex I under “Fees and Expenses” (“Fees and Expenses”), and pursuant to the terms set forth therein.

2.2          Payment Terms.

(a)          Payment.  All amounts payable under this Agreement shall be paid within thirty (30) days after presentation of an invoice or a written demand therefor.  All payments under this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account specified by Provider to Recipient in writing, as may be updated by Provider from time to time.

(b)          Disputed Amounts.  In the event that Recipient disputes in good faith the accuracy of any portion of an invoice, Recipient shall deliver to the Provider Project Manager notice of the dispute, along with a reasonably detailed explanation of the basis of the dispute, on or prior to the applicable due date, and shall pay all undisputed portions of the applicable invoice in a timely manner in accordance with Section 2.2(b).  All payment disputes shall be resolved in accordance with Section 8.2.

(c)          Late Payment Charge.  Except as expressly provided to the contrary in this Agreement (including in Section 2.2(b)), any amount not paid when due pursuant to this Agreement shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%) per annum, calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(d)          Currency Conversion.  All payments to be made hereunder shall be made in U.S. dollars, unless Provider agrees in writing to be paid in another currency.  Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the “composite” exchange rate published by Bloomberg at 5:00 pm, Eastern time, on the day before the relevant date, or in The Wall Street Journal on such date if not so published by Bloomberg.

2.3          Taxes.  All sums payable under this Agreement, including Fees and Expenses (with the exception of certain overhead allocations as described in the proviso to the following sentence), are exclusive of value added tax, sales tax, service tax, turnover tax and any other similar tax that may be levied in any jurisdiction (collectively, “Service Taxes”).  Service Taxes shall (if and to the extent applicable with respect to a Service) be payable by the Recipient in addition to the amount otherwise payable by the Recipient in respect of such Service; provided, however, that to the extent Service Taxes are included in the overhead allocations paid by Recipient, such Service Taxes shall not be subject to the first clause of this sentence.  Each Party shall be liable for its own Service Taxes that are imposed on (or measured by) net income or net profits.  If any Service Taxes are required by applicable law to be deducted or withheld from any payments made by Recipient to Provider hereunder, then Recipient shall provide commercially reasonable notice to Provider of the intention to deduct or withhold an amount from any payment (and the amounts subject to such deduction or withholding).  In the event such deduction or withholding is required by applicable law, the amount payable by Recipient shall be increased as necessary so that after such deduction or withholding has been made Provider receives an amount equal to the amount it would have received had no such deduction or withholding been made.  Recipient shall provide Provider with receipts from the appropriate taxing authority for all payments of Service Taxes withheld and paid by Recipient to such authorities on behalf of Provider.

ARTICLE III.
TERM AND TERMINATION

3.1          Term.  This Agreement is effective as of the Effective Date, and unless earlier terminated in accordance with Section 3.2, shall expire [twenty (20) months]1 following the Effective Date (the “Term”). Notwithstanding the foregoing, no Service shall be provided for a longer period than that specified therefor on Annex I, including any extensions pursuant to the terms therein (with respect to each Service, the “Service Term”).

3.2          Early Termination.  Except as otherwise provided in Annex I, Recipient may terminate this Agreement in respect of any or all of the Services, by providing a minimum of thirty (30) days prior written notice to Provider (an “Early Termination Notice”); provided, however, that, to the extent that (i) a representative of Recipient had knowledge as of the date of this Agreement of Provider’s retention of a particular third party in connection with the provision of a Service or (ii) Recipient subsequently has consented to the vendor agreement of a particular third party pursuant to Section 4.3, Recipient shall reimburse Provider for any minimum commitment fees, up-front payment of fees for the applicable Service paid to such third party, cancellation fees or termination fees payable to such third party, and any remaining non-terminable recurring payments to such third party for licenses, maintenance fees, or other similar vendor fees in connection with such Service, up to $50,000 in the aggregate over the Term for all Services.

1 [Note to draft: To be conformed to the time frame contemplated in the final TSA schedules.]

3.3          Termination for Default.

(a)          Termination for Non-Payment.  Provider may terminate this Agreement, with respect to all or any applicable Services it provides hereunder, if Recipient fails to pay amounts due in accordance with Article II, and Recipient fails to cure such payment default within sixty (60) days of receipt of notice of the payment default from Provider.

(b)          Termination for Material Breach.  Either Party may terminate this Agreement, with respect to all or any applicable Services it receives hereunder, if the other Party is in material breach of this Agreement with respect to its provision of Services hereunder, and such other Party fails to cure such material breach within sixty (60) days of receipt of notice of such material breach from the non-breaching Party.

3.4          Effect of Termination.

(a)          Upon the expiration or termination of this Agreement or the termination of the provision of any Services hereunder, the Recipient shall pay Provider all costs and other sums owed to Provider for the terminated Services in accordance with the payment terms set forth in Article II.  Unless Recipient is in default of its payment obligations hereunder, Provider will, at Recipient’s expense, provide such cooperation as may reasonably be requested by Recipient, in order to transition the terminated Services to Recipient or a third party service provider (the “Termination Services”).  Notwithstanding anything to the contrary, the Recipient will pay Provider Provider’s actual cost (including Provider’s allocation of overhead and third party costs) for providing the Termination Services (including, without duplication, reimbursement of all Expenses), which will be invoiced and payable in the same manner as set forth for Expenses in Article II above. Notwithstanding anything to the contrary, and for the avoidance of doubt, Provider shall not charge separately under this Section 3.4(a), and Recipient shall not be obligated to pay separately under this Section 3.4(a), any costs or expenses that separately are charged as Services in accordance with Annex I.

(b)          The provisions of Articles II, V, VII, VIII and IX and Section 3.4 shall survive the expiration or the termination of this Agreement.

(c)          No termination of this Agreement, in whole or in part, shall discharge, affect or otherwise modify in any manner the rights or obligations of the Parties that have accrued or have been incurred prior to such termination.

ARTICLE IV.
COOPERATION AND ACCESS

4.1          Cooperation by Recipient.  Recipient shall reasonably cooperate with Provider in all matters relating to the provision and receipt of the Services.  Recipient shall use reasonable efforts to make available, as reasonably requested by Provider, sufficient resources and timely decisions, approvals and acceptances in order that Provider may perform the Services in a timely and efficient manner.

4.2          Access to Premises and Systems.  Recipient shall provide such reasonable access to its premises, personnel and IT systems, and such reasonable assistance, as may be required for Provider to perform its obligations under this Agreement.  Recipient will: (i) use the premises and IT systems of Provider solely for the purpose of receiving the Services or conducting Recipient’s business; (ii) limit such access to those of its representatives with a bona fide need to have such access in connection with the Services or Recipient’s business, and (iii) comply, and cause its employees, subcontractors and third-party providers to comply, with all policies and procedures governing access to and use of such premises and IT systems.  All user identification numbers and passwords obtained by Recipient in connection with access to and use of Provider’s IT systems shall be deemed to be, and treated as, Provider Confidential Information in accordance with the provisions set forth in Article VII, and shall be protected by Recipient with the same degree of care as Recipient uses for its own information of a similar nature, but in no event a lower standard than a reasonable standard of care.  Recipient shall cooperate in the investigation of any apparent unauthorized access to any premises or IT system of Provider.

4.3          Compliance with Third Party Vendor Agreements.  Recipient acknowledges and agrees that the Services provided by Provider through third parties or using third party Intellectual Property Rights are subject to the terms and conditions of any applicable agreements between Provider or one of its Affiliates and such third parties.  Recipient shall comply with the terms of all third party vendor agreements which are used by Provider in providing the Services and which have been disclosed to a representative of Recipient via email as of the date of this Agreement.  With respect to any third party vendor agreement disclosed to a representative of Recipient via email on or after the date of this Agreement, Recipient shall not be obligated to comply with the terms of such agreement until Recipient expressly consents to do so via email to a member of Provider’s staff; provided, however, that (i) such consent by Recipient shall not be unreasonably withheld, conditioned or delayed and (ii) in the event Recipient unreasonably refuses to provide such consent, Provider shall not be liable for any breach of the Service Standards that results from Provider not entering into such agreement and shall have no obligation to provide any such Service (whether in whole or in part) to the extent such Service uses products or services provided under such agreement.  Provider shall be entitled to exclusively manage its relationships with such third parties.

ARTICLE V.
NO WARRANTIES; LIMITATIONS OF LIABILITY; INDEMNITY

5.1          No Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL SERVICES ARE PROVIDED “AS IS,” AND PROVIDER AND ITS AFFILIATES PROVIDE NO WARRANTIES OF ANY KIND (WRITTEN, ORAL, OR STATUTORY, EXPRESS OR IMPLIED) IN CONNECTION WITH THE SERVICES AND THIS AGREEMENT, AND HEREBY DISCLAIM ANY AND ALL WARRANTIES (WRITTEN, ORAL, OR STATUTORY, EXPRESS OR IMPLIED), INCLUDING ALL IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  TO THE EXTENT THAT PROVIDER OR ITS AFFILIATES MAY NOT AS A MATTER OF APPLICABLE LAW DISCLAIM ANY IMPLIED WARRANTY, THE SCOPE AND DURATION OF SUCH WARRANTY WILL BE THE MINIMUM PERMITTED UNDER SUCH LAW.

5.2          Limitations of Liability.

(a)          TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, A PARTY’S MAXIMUM, CUMULATIVE AND SOLE LIABILITY TO THE OTHER PARTY FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, THE SERVICES, RECIPIENT’S AND ITS AFFILIATES’ ACTS OR OMISSIONS, OR PROVIDER’S, ITS AFFILIATES’ AND ITS AND THEIR THIRD PARTY PROVIDERS’ ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE FEES PAID BY RECIPIENT TO PROVIDER PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST SUCH CLAIM OR CAUSE OF ACTION; PROVIDED THAT NO SUCH LIMITATION SHALL APPLY IN RESPECT OF ANY INDEMNIFICATION OBLIGATION DESCRIBED IN SECTION 5.3(a)(iii); PROVIDED, FURTHER, THAT, WITH RESPECT TO ANY LIABILITY OF A PARTY PURSUANT TO THIS AGREEMENT THAT RELATES TO DATA PRIVACY OR CYBERSECURITY, IF SUCH PARTY, USING COMMERCIALLY REASONABLE EFFORTS AND EXERCISING GOOD FAITH, IS ABLE TO RECOVER AN AMOUNT GREATER THAN THE FOREGOING LIABILITY CAP FROM ITS APPLICABLE THIRD PARTY SERVICE PROVIDERS, SUCH PARTY SHALL PASS A PRO RATA PORTION OF SUCH EXCESS RECOVERY THROUGH TO THE OTHER PARTY (BASED ON THE RELATIVE AMOUNT OF SUCH LIABILITY IN COMPARISON TO DAMAGES SUFFERED BY SUCH LIABLE PARTY FOR WHICH SUCH RECOVERY IS OBTAINED). NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, NEITHER PARTY NOR ITS AFFILIATES, NOR ITS AND, SOLELY WITH RESPECT TO PROVIDER, THEIR THIRD PARTY PROVIDERS SHALL HAVE ANY LIABILITY HEREUNDER FOR, AND DAMAGES SHALL NOT INCLUDE, ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES CALCULATED BASED UPON LOST PROFITS, LOSS IN VALUE OR MULTIPLE OF EARNINGS.  ANY CLAIM OR CAUSE OF ACTION REQUESTING OR CLAIMING SUCH DAMAGES IS SPECIFICALLY WAIVED AND BARRED, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.  WITHOUT LIMITING THE FOREGOING, THE AMOUNT OF ANY DAMAGES PAYABLE BY ANY PARTY HEREUNDER SHALL BE NET OF ANY AMOUNTS RECOVERED BY THE OTHER PARTY UNDER APPLICABLE INSURANCE POLICIES OR FROM ANY OTHER PERSON OR ENTITY ALLEGED TO BE RESPONSIBLE THEREFOR.

(b)          WITHOUT LIMITING ANY OTHER RESPONSIBILITIES OF RECIPIENT, RECIPIENT ACKNOWLEDGES THAT, NOTWITHSTANDING ANY SERVICES PROVIDED BY PROVIDER UNDER THIS AGREEMENT, RECIPIENT MAINTAINS COMPLETE RESPONSIBILITY FOR REVIEW OF ALL WORK PRODUCT AND DELIVERABLES PROVIDED BY PROVIDER THAT RELATE TO – AND PROVIDER ASSUMES NO RESPONSIBILITY OR LIABILITY IN RESPECT OF – RECIPIENT’S OR ANY AFFILIATE OF RECIPIENT’S INTERNAL CONTROLS, BOOKS AND RECORDS, REGULATORY COMPLIANCE (IN ANY JURISDICTION), DISCLOSURES OR FINANCIAL STATEMENTS, INCLUDING WITH RESPECT TO THE EFFECTIVENESS, ACCURACY OR COMPLETENESS THEREOF OR THE REASONABLENESS OF ANY ESTIMATES OR PROJECTIONS INCLUDED THEREIN.  FOR THE AVOIDANCE OF DOUBT, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, WITH RESPECT TO ANY SERVICE PROVIDED UNDER THIS AGREEMENT, PROVIDER SHALL HAVE NO LIABILITY FOR ANY CLAIM OR CAUSE OF ACTION RELATING TO (I) THE EFFECTIVENESS, ACCURACY OR COMPLETENESS OF THE INTERNAL CONTROLS OR BOOKS AND RECORDS OF RECIPIENT OR ANY OF RECIPIENT’S AFFILIATES OR (II) THE ACCURACY OR COMPLETENESS OF THE DISCLOSURES OR FINANCIAL STATEMENTS PROVIDED BY RECIPIENT OR ANY OF RECIPIENT’S AFFILIATES TO ANY INVESTOR OR ANY OTHER PERSON OR THE REASONABLENESS OF ANY ESTIMATES OR PROJECTIONS INCLUDED THEREIN.

5.3          Indemnification.  Subject to Section 5.2, the Parties hereby agree to indemnify each other as follows:

(a)          Recipient agrees to indemnify and hold harmless Provider, its Affiliates and its and their officers, directors, employees, agents and other representatives (collectively, the “Provider Indemnitees”) from and against any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) (“Losses”) asserted against or incurred by any Provider Indemnitee as a result or arising out of (i) breach of this Agreement by Recipient or any of its Affiliates; (ii) the provision, receipt or use of the Services, other than if such Losses result from any claim for which any Recipient Indemnitee (defined below) is entitled to indemnification under Section 5.3(b); (iii) any action, suit, proceeding, claim, investigation or cause of action brought by or on behalf of any security holder of DESRI Parent or any of its Affiliates, any government or governmental or regulatory instrumentality or agency, domestic or foreign, or any other Person, or otherwise relating to (1) the effectiveness, accuracy or completeness of the internal controls or books and records of Recipient or any of Recipient’s Affiliates or (2) the regulatory compliance, accuracy or completeness of the disclosures or financial statements (or the reasonableness of any estimates or projections included therein) provided by Recipient or any of Recipient’s Affiliates to any investor, security holder, government or governmental or regulatory instrumentality or agency, domestic or foreign, or any other Person; or (iv) Recipient’s or any of its Affiliates’ gross negligence, fraud or willful misconduct, in each case, in connection with the provision, receipt, or use of the Services.

(b)          Provider agrees to indemnify and hold harmless Recipient, its Affiliates and its and their officers, directors, employees, agents and other representatives (collectively, the “Recipient Indemnitees” and, with the Provider Indemnitees, the “Indemnitees”) from and against any and all Losses asserted against or incurred by any Recipient Indemnitee as a result or arising out of (i) breach of this Agreement by Provider or its Affiliates, or (ii) Provider’s or any of its Affiliates’ gross negligence, fraud or willful misconduct, in each case, in connection with the provision, receipt, or use of the Services.

5.4          Notice.  The Indemnitee seeking indemnification hereunder shall give prompt notice in writing to the Party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (“Third Party Claim”) in respect of which indemnity may be sought hereunder.  Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnitee).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.  The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.  If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 5.4, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnitee or any of its Affiliates and (ii) the Indemnitee shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnitee.  Each party hereto shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

5.5          DESRI Parent.  DESRI Parent shall be a co-obligor with respect to all obligations, covenants and agreements (including, for the avoidance of doubt, financial and monetary obligations and agreements) required to be observed, performed, reimbursed or credited by Recipient under this Agreement, and, notwithstanding any other term of this Agreement, shall be jointly and severally liable therefor.

ARTICLE VI.
FORCE MAJEURE

6.1          Force Majeure.  In case a Party shall be hindered, delayed or prevented from performing its obligations under this Agreement (other than a payment obligation), or if such performance is rendered impossible by reason of fire, explosion, earthquake, storm, flood, drought, embargo, pandemic, wars or other hostilities, strike, lockout or other labor disturbance, mechanical breakdown, governmental action, or any other cause that is beyond the reasonable control of a Party (a “Force Majeure Event”), then the Party so hindered, delayed or prevented shall not be liable to the other Party for the resulting delay or failure to carry out its obligations hereunder.  In any such event, such Party’s affected obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  The affected Party will promptly notify the other Party in writing upon learning of the occurrence of such Force Majeure Event.  Upon the cessation of the Force Majeure Event, the affected Party will use commercially reasonable efforts to resume its performance with the least possible delay.

ARTICLE VII.
CONFIDENTIALITY

7.1          Confidentiality.

(a)          “Confidential Information” means all non-public information provided or otherwise made available by one Party or its Affiliates on or after the Effective Date to the other Party or its Affiliates pursuant to this Agreement, including pricing, business plans, forecasts, revenues, expenses, earnings projections, investment returns, sales data and any and all other non-public financial or business information, as well as any and all non-public information regarding the personnel, strategies, systems, network, network monitoring practices, network connectivity, products, marketing or services of a Party or any of its Affiliates; provided, however, “Confidential Information” does not include information that: (i) is or becomes public knowledge without any action by, or involvement of, the receiving Party or its Affiliates; (ii) is or was independently developed by the receiving Party or its Affiliates without reference or access to the Confidential Information of the disclosing Party; or (iii) is or was obtained by the receiving Party or its Affiliates without restrictions on use or disclosure from a third party who did not receive it, directly or indirectly, from the disclosing Party.

(b)          Each of the Parties agrees that any Confidential Information of the other Party received or otherwise obtained in the course of performance under this Agreement shall be kept strictly confidential by the Parties, except that Provider may disclose Recipient’s Confidential Information (i) for the sole purpose of providing Services pursuant to this Agreement to any Affiliate or third party provider of Provider that provides such Services, in whole or in part, on behalf of Provider, and (ii) to third party insurance providers in connection with claims related to this Agreement; provided, however, that in each case Provider shall obtain obligations of confidentiality from any such third party in accordance with Provider’s standard policies and procedures or that are at least as strict as those contained herein.

(c)          The Party receiving Confidential Information further agrees (i) not to use the disclosing Party’s Confidential Information except as necessary to perform its obligations under this Agreement, and (ii) to take the same care with the disclosing Party’s Confidential Information as it does with its own confidential information of a similar nature, but in no event less than a reasonable degree of care.  Each of the Parties shall treat the terms of this Agreement as if they were the Confidential Information of the other Party and shall not disclose the terms of this Agreement without the other Party’s prior written consent, except as required by applicable law, by the rules of any national stock exchange with respect to a Party’s publicly-traded securities or as otherwise permitted under this Agreement.

(d)          All Confidential Information furnished by the disclosing Party shall remain the property of the disclosing Party. The provision of Confidential Information hereunder shall not transfer any right, title or interest in such information to the receiving Party.  The disclosing Party does not grant any express or implied right to the receiving Party to or under the disclosing Party’s patents, copyrights, trademarks, trade secret information or other proprietary rights

7.2          Government Order or Request.

(a)          Nothing in this Agreement shall restrict the receiving Party from disclosing the disclosing Party’s Confidential Information to a judicial, governmental or regulatory order or request that is not substantially targeted at the disclosing Party’s Confidential Information (for example, nothing shall restrict disclosure in response to a routine regulatory examination).

(b)          If the receiving Party is requested to disclose any of the disclosing Party’s Confidential Information pursuant to any judicial, governmental or regulatory order or request that is substantially targeted at the disclosing Party’s Confidential Information, the receiving Party will promptly notify the disclosing Party of such order so that the disclosing Party, in its sole discretion, may seek an appropriate protective order or take any other action to prevent or minimize the breadth of such disclosure.  The receiving Party agrees to use commercially reasonable efforts, at the disclosing Party’s sole expense, to cooperate with the disclosing Party in its efforts to obtain such a protective order or similar remedy.  If a protective order or similar remedy is not obtained, or the disclosing Party so consents in writing, the receiving Party may disclose the Confidential Information it is legally compelled to disclose without penalty under this Agreement.

ARTICLE VIII.
DISPUTE RESOLUTION

8.1          Governing Law.  This Agreement, and all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Annexes hereto, and all claims and disputes arising hereunder or in connection herewith, whether purporting to sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

8.2          Escalation Process.  In the event of any material dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, including the dispute of any amounts paid hereunder or any claim by any Party that any other Party has breached the material terms hereof (each, a “Dispute”), the Project Managers shall meet (by telephone, in person, or by mutually agreed virtual meeting platform) no later than six (6) Business Days after receipt of notice by any Party of a request for resolution of a Dispute.  The Project Managers shall enter into negotiations aimed at resolving any such Dispute.  If the Project Managers are unable to reach mutually satisfactory resolution of the Dispute within twenty (20) Business Days after receipt of notice of the Dispute, the Dispute shall be referred to one (1) member of senior management of Provider, on the one hand, and one (1) member of senior management of Recipient, on the other hand.  The executives will meet (by telephone, in person, or by mutually agreed virtual meeting platform) during the next ten (10) Business Days and attempt to resolve the Dispute.  If the executives are unable to resolve the Dispute, then the Parties shall follow the procedure provided in Section 8.2(a).

(a)          Arbitration.  In the event that a Dispute has not been resolved pursuant to Section 8.2, then such Dispute shall, upon the written request of a Party, be settled by confidential arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered thereby may be entered in any court having jurisdiction thereof.  The place of arbitration shall be New York, New York.  The arbitration shall be governed by the laws of the State of New York.  Any Dispute to be decided pursuant to this Section 8.2 shall be decided before a sole independent arbitrator.  The Parties shall agree upon the arbitrator to be appointed within fifteen (15) days of the date of a Party’s receipt of the written request for arbitration.  If the Parties cannot agree to a sole independent arbitrator during such fifteen (15)-day period, then upon written application by either Party, the sole independent arbitrator shall be appointed pursuant to the Commercial Arbitration Rules.  Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.  Any award rendered by the arbitrators shall be final and binding on the Parties, and judgment upon the award may be entered by any court having jurisdiction over the relevant party or its assets.

8.3          WAIVER OF JURY TRIAL.  EACH PARTY (ON BEHALF OF ITSELF AND ITS AFFILIATES) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND EACH OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.4.

ARTICLE IX.
MISCELLANEOUS PROVISIONS

9.1          Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Provider and Recipient, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.2          Cumulative Remedies.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.3          Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties.  Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF or other equivalent format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

9.4          Notices.  With the exception of day-to-day matters relating to the performance of this Agreement, such as communications among the Project Managers, all notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery when delivered in person, by FedEx or other nationally recognized delivery service, or by e-mail transmission, addressed as follows:

if to Recipient, to:

DESRI Administrative Services, L.L.C.
c/o D. E. Shaw & Co., L.P.
1166 Avenue of the Americas, 9th Floor
New York, NY  10036
Attention: General Counsel
email:  [•]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York
Facsimile: (917) 777-3416
E-mail: andrea.nicolas@skadden.com
Attn: Andrea L. Nicolás

if to Provider, to:

D. E. Shaw & Co., L.P.
1166 Avenue of the Americas, 9th Floor
NewYork, NY  10036
Attention: General Counsel
email:  martin.lebwohl@deshaw.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Peter J. Loughran, Esq.
Email: pjloughran@debevoise.com

or to such other address or addresses as a Party may from time to time designate in writing in accordance with the provisions of this Section 9.4.

9.5          Entire Agreement.  This Agreement, including the Annexes hereto, constitutes the entire agreement among the Parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

9.6          Assignment, Successors and Assigns; Recourse; No Third-Party Beneficiaries.  This Agreement may not be assigned by either Party, other than by operation of law, without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, and permitted assigns.  The obligations of Provider arising under (or relating to) this Agreement shall be without recourse to any partner of Provider, any controlling person of such partner, or any successor of any such partner or controlling person; and no such partner, controlling person or successor shall have any liability in such capacity for such obligations of Provider.  For the avoidance of doubt, each Provider Indemnitee is a third-party beneficiary of this Agreement solely for purposes of the indemnification obligations pursuant to Section 5.3(a), and each Recipient Indemnitee is a third-party beneficiary of this Agreement solely for purposes of the indemnification obligations pursuant to Section 5.3(b).  Except as set forth in the preceding sentence, no provision of this Agreement is intended to confer any rights, benefits, remedies or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

9.7          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

9.8          Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Articles, Sections or Annexes are to Articles, Sections, or Annexes of this Agreement unless otherwise specified.  All Annexes of or to this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Annex but not otherwise defined therein shall have the meaning as defined in this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  The word “or” shall be disjunctive but not exclusive.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to any law shall be deemed to refer to such law as amended from time to time, except as otherwise specified herein, and to any rules or regulations promulgated thereunder.  All references to any time herein shall refer to Eastern Time.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.  The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

9.9          Defined Terms.  A list of defined terms used herein is provided in Annex III.

9.10          Expenses.  Except as otherwise expressly provided herein, each Party shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

9.11          No Set-Off.  The obligations under this Agreement shall not be subject to set-off or deduction of any kind, including for any claim by any Party or any of their respective Affiliates under this Agreement or any other agreement between the Parties or any of their respective Affiliates.

9.12          Conflict.  In case of conflict between the terms and conditions of this Agreement and any Annex hereto, the terms and conditions of this Agreement shall control and govern.

9.13          Relationship of the Parties.  The relationship of the Parties to each other is that of independent contractors and neither Party nor its agents or employees shall be considered employees, agents or fiduciaries of the other Party.  This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the Parties.  Neither Party shall have the right to bind the other Party to any obligations to third parties.

[Signature Page To Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

D. E. Shaw & Co., L.P.

By:
Name:
Title:

DESRI Administrative Services, L.L.C.

By:
Name:
Title:

ANNEX I

Services

[Note to draft:  These services schedules are appended to the end of this document]

ANNEX II

Project Managers

ANNEX III

Definitions

a)
“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.  For the purpose of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”), shall mean, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise; provided that, for purposes of this Agreement, (a) no member of the Recipient Group shall be deemed to be an “Affiliate” of any member of the Provider Group and (b) no member of the Provider Group shall be deemed to be an “Affiliate” of any member of the Recipient Group.

b)
“Business Day” shall mean Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in New York, New York

c)
“Intellectual Property Rights” shall mean all of the following whether arising under the Laws of the United States or of any foreign or multinational jurisdiction: (i) patents, patent applications (including patents issued thereon), utility models, and industrial design registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions, (ii) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (iii) Internet domain names, accounts with Facebook, LinkedIn, Twitter and similar social media platforms, (iv) copyrights, moral rights, mask work rights, database rights and design rights, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions, (v) technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, trade secrets, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, confidential, proprietary or nonpublic information, and other similar materials and (vi) any other intellectual property rights.

d)
“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any governmental authority.

e)	“Provider Group” shall mean Provider and each Subsidiary of Provider (other than Recipient and any other member of the Recipient Group).

f)	“Recipient Group” shall mean DESRI, Inc. (a Delaware corporation) and each Person that is a Subsidiary of DESRI, Inc.

g)
“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) (or, with respect to Recipient, 20%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has voting power, either directly or indirectly, to elect a majority of the board of directors or similar governing body.

Defined Term	Section
Additional Services	Section 1.1(b)
Agreement	Preamble
Confidential Information	Section 7.1
Consents	Section 1.1(c)
Dispute	Section 8.2
Early Termination Notice	Section 3.2
Effective Date	Preamble
Fees and Expenses	Section 2.1
Force Majeure Event	Section 6.1
Indemnifying Party	Section 5.4
Losses	Section 5.3(a)
Party(ies)	Preamble
Project Manager	Section 1.1(f)(i)
Provider	Preamble
Provider Indemnitees	Section 5.3(a)
Recipient	Preamble
Recipient Indemnitees	Section 5.3(b)
Service Manager	Section 1.1(f)(i)
Service Taxes	Section 2.3
Service Term	Section 3.1
Term	Section 3.1
Termination Services	Section 3.4(a)
Third Party Claim	Section 5.4